EXHIBIT 99.1

ANADIGICS ANNOUNCES THAT ITS BOARD OF DIRECTORS HAS DETERMINED THAT A COMPETING BIDDER'S PROPOSAL TO ACQUIRE THE COMPANY AT A PER-SHARE PRICE OF $0.85 IS A "SUPERIOR OFFER"

WARREN, N.J., February 25, 2016 — ANADIGICS, Inc. (Nasdaq: ANAD) (“ANADIGICS” or the “Company”) today announced that, on February 24, 2016, the Company received from the competing bidder referred to as "Party B" a further amendment to its February 20, 2016 acquisition proposal that increases Party B's per-share offer price from $0.81 to $0.85 (the "February 24, 2016 Party B Proposed Merger Agreement"). The $0.85 per-share offer price set forth in the February 24, 2016 Party B Proposed Merger Agreement is $0.04 higher than the $0.81 per-share offer price set forth in the further revised set of proposed amendments and agreements received by the Company from II-VI Incorporated ("II-VI") on February 23, 2016.

After consultation with its financial and legal advisors, the Company's Board of Directors has unanimously determined in good faith that the February 24, 2016 Party B Proposed Merger Agreement is an Acquisition Proposal that constitutes a Superior Offer, as those terms are defined in the previously announced January 15, 2016 agreement and plan of merger pursuant to which an affiliate of II-VI offered to acquire all of the outstanding shares of ANADIGICS common stock on a fully diluted basis for $0.66 per share net in cash, pursuant to an all-cash tender offer and second-step merger (the "II-VI Merger Agreement").

In accordance with the terms of the II-VI Merger Agreement, the Company has notified II-VI of the February 24, 2016 Party B Proposed Merger Agreement and the determination by the Company's Board of Directors that said Acquisition Proposal constitutes a Superior Offer, as defined in the II-VI Merger Agreement. As provided in the II-VI Merger Agreement, and explained in the Company's February 22, 2016 and February 23, 2016 announcements, II-VI has two (2) business days by which to deliver to the Company an acquisition proposal that it believes would cause the February 24, 2016 Party B Proposed Merger Agreement to no longer constitute a Superior Offer. At the close of this two-business-day period, the auction process in which the Company has been engaged since November 2015 will terminate and the Company's Board of Directors will thereafter evaluate the final proposals received as of that date.

About ANADIGICS, Inc.

ANADIGICS, Inc. (NASDAQ: ANAD) (“ANADIGICS” or the “Company”) designs and manufactures innovative radio frequency (RF) solutions for the growing CATV infrastructure, small-cell, WiFi, and cellular markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional reliability, performance and integration to deliver a unique competitive advantage to OEMs and ODMs for infrastructure and mobile applications. The Company’s award-winning solutions include line amplifiers, upstream amplifiers, power amplifiers, front-end ICs, front-end modules and other RF components. For more information, visit www.anadigics.com.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", "goal," "objective," "plan" or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and those discussed elsewhere herein.